UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
CITIZENS BANCORP/OR
(Exact name of registrant as specified in its charter)
Oregon
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-23277	91-1841688
275 Southwest Third Street
Corvallis, Oregon 97339
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (541) 752-5161
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective August 22, 2005, Michael Allen Butler was appointed to the Board of Directors for Citizens Bancorp (the “Company”). Mr. Butler resides on Springfield, Oregon, and is the President of Future B Homes, a residential home building company.
     In accordance with the Company’s Articles of Incorporation and Bylaws, Mr. Butler was appointed to fill a vacancy created upon an increase in the size of the Board from eight to nine members. Mr. Butler will be nominated for election at the Citizens Bancorp 2006 Annual Meeting for the class of directors with terms to expire in 2009. Mr. Butler has also been appointed to serve as a director of the Company’s subsidiary, Citizens Bank. He will serve on the Asset/Liability Management Committee and the Technology Committee for the Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2005	CITIZENS BANCORP

	By:	/s/ William V. Humphreys

William V. Humphreys
President and Chief Executive Officer